T.Rowe Price Active Crypto ETF S-1A

Exhibit 10.7

AUTHORIZED PARTICIPANT AGREEMENT

T. Rowe Price Active Crypto ETF

This Authorized Participant Agreement (the “Agreement”) dated as of [________________], is entered into by and between T. Rowe Price Sponsor LLC, a Delaware limited liability company and the sponsor (the “Sponsor”) of the T. Rowe Price Active Crypto ETF (the “Fund”), T. Rowe Price Investment Services, Inc., a Maryland corporation and distributor of the Fund (the “Distributor”), and [Participant Name] (the “Participant”) and is subject to acceptance by State Street Bank and Trust Company as transfer agent (the “Transfer Agent”).

Capitalized terms used but not defined herein are defined in the Prospectus, which is defined to mean the current registration statement of the Fund, as it may be supplemented, amended, or otherwise filed with the U.S. Securities and Exchange Commission (“SEC”) from time to time. To the extent there is a conflict between any provision of this Agreement (other than the indemnities provided herein) and the provisions of the relevant Prospectus, the provisions of the relevant Prospectus shall control.

The Sponsor serves in its capacity as Sponsor of the Fund, pursuant to an Agreement and Declaration of Trust for the Fund (the “Trust Agreement”). The Sponsor may delegate certain obligations and duties under this Agreement to an affiliate. As described in the Prospectus, common units of fractional undivided beneficial interest in and ownership of the Fund (the “Shares”) may be purchased or redeemed by the Participant in aggregations of a specified number of Shares, as identified in the Prospectus (a “Creation Unit”).

This Agreement is intended to set forth certain procedures by which the Participant, on its own behalf or as agent for a Participant client (a “Participant Client”), may purchase and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”) or The Depository Trust Company (“DTC”).

Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units, to facilitate a creation or redemption through it by a Participant Client, or to sell or offer to sell the Shares.

The parties agree as follows:

1.	STATUS, REPRESENTATIONS AND WARRANTIES OF PARTICIPANT

(a)       Status of Participant. The Participant represents and warrants that it has, and during the term of this Agreement will continue to have, the ability to transact through the Federal Reserve Book-Entry System and, it is, and during the term of this Agreement will continue to be, a DTC participant (a “DTC Participant”), with respect to orders for the purchase of Creation Units (“Purchase Orders”) or orders for redemption of Creation Units (“Redemption Orders” and, together with Purchase Orders, the “Orders”). Any change in the foregoing status of the Participant shall automatically and immediately terminate this Agreement. The Participant shall give prompt written notice of any such change to the Sponsor, Distributor, and Transfer Agent.

(b)       Licenses and Compliance. The Participant represents and warrants that: (i) it is a broker-dealer registered with the SEC, and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from registration, or it is otherwise not required to be registered, as a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer and to carry out its responsibilities hereunder, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities hereunder, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”).

The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships referenced in the preceding paragraph in good standing and in full force and effect throughout the term of this Agreement; (ii) comply with the applicable rules and regulations of FINRA, and the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares; and (iii) not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

Any change in the foregoing status of the Participant shall terminate this Agreement. The Participant shall give prompt written notice of any such change to the Sponsor, Distributor, and Transfer Agent.

(c)        Unregistered. In the event Shares are authorized for sale in jurisdictions outside the several states, territories and possessions of the United States and the Participant offers and sells Shares in such jurisdictions and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above in connection with such offers and sales, the Participant nevertheless agrees to comply with all the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act, and, if applicable, the Commodities Exchange Act (the “CEA”), and the regulations promulgated under the 1933 Act and CEA as applicable, and to conduct its business in accordance with the applicable rules and regulations of FINRA, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

(d)       Continuous Offering and Distribution. The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under certain interpretations of applicable U.S. federal securities laws. For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may occur at any point depending upon the particular facts and circumstances. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could, under certain interpretations of applicable law, render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant will review the “Plan of Distribution” portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and placing an Order. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus.

(e)       In-Kind. To the extent the Sponsor, on behalf of the Fund, Participant and Transfer Agent agree to participate in in-kind creation and redemption transactions, the Participant has entered into an agreement with any of the Fund’s custodian responsible for safekeeping crypto assets, including any sub-custodian (“Crypto Custodian”) to establish an account (the “Participant Crypto Asset Account”) for depositing and holding crypto assets. The Participant shall maintain such Participant Crypto Asset Account for purposes of effecting receipt and delivery of the relevant crypto asset to/from the Fund’s account with such Crypto Custodian. Each of the Sponsor, Participant, and Distributor hereby agree to take such actions, and enter into such other agreements (including any amendments to this Agreement) as may reasonably be required to facilitate in-kind creation and redemption transactions. To the extent that any crypto asset transfers from the Fund are delayed due to congestion or other issues with any one or more Crypto Asset Networks, such crypto asset(s) generally are not expected to be held in cold storage until such transfers can occur. With respect to any Incidental Right, as described in the Prospectus, Participant acknowledges that it and any Participant Client shall have no direct claim to any Incidental Right, including forked assets, in-kind and shall be entitled, if at all, only to such cash proceeds (if any) as may be distributed to Shareholders in accordance with the Trust Agreement, the Prospectus, and applicable law.

(f)       Telecommunications. The Participant and any designated third party, which may be an affiliate of Participant (each, acting in such capacity, a “Market Maker”), has the capability to send and receive authenticated telecommunications to and from (i) the Sponsor, Distributor, and their agents, (ii) Transfer Agent, and (to the extent engaging in in-kind transactions) (iii) any custodian responsible for establishing and maintaining cash accounts (the “Cash Custodian”) and Crypto Custodian, and (iv) the Participant’s or applicable Market Maker’s custodian. The Participant shall confirm such capability to the reasonable satisfaction of the Sponsor or Distributor, and Transfer Agent. The Participant maintains, and shall at all times during the term of this Agreement maintain, a secure wallet or wallets from a reputable crypto wallet software provider, as agreed to by the parties hereto, or through a licensed third party custodian or virtual currency trading platform, for the crypto asset being transferred. If there is any change in the foregoing, the Participant shall give prompt notice to the Sponsor of such event. The Participant shall at all times ensure that the wallet or wallets it maintains are capable of custodying the types of crypto assets held by the Fund.

2.	EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a)       Order Procedures. The Participant may place Orders, subject to the procedures for Orders set forth in the Prospectus and in this Agreement, which includes the attachments. Each party agrees to comply with the provisions of the Prospectus, this Agreement (which is inclusive of all attachments), and the laws, rules, and regulations that are applicable to it in its role under this Agreement. The Order procedures in Attachment B may be supplemented or amended from time to time and the Sponsor or Distributor reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Participant agrees to comply with such procedures as may be issued from time to time, upon reasonable notice thereof. A Participant may not cancel an Order after an order is placed by the Participant except as otherwise set forth herein.

(b)       Crypto Asset Transfers. Any crypto asset to be transferred in connection with an Order shall be transferred in accordance with the Procedures and the Prospectus. The Participant shall be responsible for (i) a Transaction Fee (defined below) for each Order to create or redeem Creation Units, (ii) transfer, processing and other transaction costs charged by the Crypto Asset Custodian and/or Cash Custodian in connection with the issuance or redemption of Creation Units for such Order (or as otherwise described in the Prospectus, and (iii) any other expenses, Taxes (as defined below), or charges (as described in the Prospectus).

Each of the Fund, the Sponsor, Distributor, and the Transfer Agent will have no liability for loss or damages suffered by the Participant, Market Maker or any party for which they are acting in respect of any prime brokerage account, to the extent a prime broker is used to transact an Order (a “Prime Brokerage Account”). The liability of any prime broker utilized in connection with an Order with respect to any such loss or damage will be governed by the terms of any agreement entered into by (i) such prime broker and (ii) the Participant and/or Market Maker. The Participant acknowledges that it and the Market Maker (as applicable) are unsecured creditors of such prime broker (if used) with respect to any crypto asset held in such Prime Brokerage Account and that such crypto asset is at risk in the event of such prime broker’s insolvency.

(c)       Phone Lines. Neither the Sponsor nor Distributor currently accept Orders by phone. If Orders were accepted by phone in the future, the Sponsor and Distributor anticipate recording the phone lines used in connection with the acceptance and processing of Orders. It is anticipated that the phone lines used by the Transfer Agent will be recorded. The Participant hereby consents to the recording by the Sponsor, Distributor, and Transfer Agent of all calls in connection with the Orders, provided that the Participant may reasonably request that the recording party promptly provide to the Participant copies of recordings of any such calls, which have been retained in accordance with the recording party’s usual document retention policy. If a recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, to the extent legally permitted to do so, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings to be disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.

(d)       Irrevocable. The Participant acknowledges and agrees that delivery of any Order shall be irrevocable, except that the Sponsor, Distributor, and the Transfer Agent (upon direction of Sponsor or Distributor) each reserve the right to reject any Order for any reason and shall not be liable to any person by reason of the rejection.

(e)       Issuance. The Participant understands that a Creation Unit generally will not be issued until the requisite cash amounts and/or the designated basket of assets (for Purchase Orders, the “Deposit Assets”), as well as applicable Transaction Fees (as defined below) and Taxes (as defined below) or other charges are transferred to the Fund on or before the settlement date in accordance with the Prospectus or as otherwise communicated to Participant from time to time. The Participant understands that a Creation Unit will not be redeemed until the requisite Shares, as well as applicable Transaction Fee and Taxes (both as defined below) or other charges are transferred to the Fund on or before the settlement date in accordance with the Prospectus or as otherwise communicated to Participant from time to time. All references to “cash” shall refer to U.S. Dollars, unless otherwise described in the Prospectus.

(f)       Suspension of Creations and Redemptions. The Sponsor may, in its discretion, and Distributor or Transfer Agent will, when so directed by the Sponsor, suspend creations or suspend the right of redemption, or postpone the delivery date of the crypto assets or other Fund property generally or with respect to a particular Order (i) during any period in which regular trading on the U.S. national securities exchange or association where Shares of the Fund are principally listed (as specified in the Prospectus) (the “Listing Exchange”) is suspended or restricted, or the Listing Exchange is closed (other than scheduled weekend or holiday closings); (ii) during any period when the Sponsor determines that delivery, disposal or evaluation of the crypto asset is not reasonably practicable; (iii) during such other period as the Sponsor determines to be necessary for the protection of Shareholders; or (iv) as provided in the Prospectus. Neither the Transfer Agent, the Fund, Distributor, nor the Sponsor shall be liable to any person or liable in any way for any loss or damages that may result from any such rejection, suspension or postponement.

3.	MARKETING MATERIALS AND REPRESENTATIONS

(a)       Representations and Warranties of Participant. The Participant represents and warrants that it will not make any representations concerning the Fund, Creation Units or Shares, other than those consistent with the Prospectus or any Marketing Materials (as defined below) furnished to the Participant by the Distributor.

The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund or the Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), unless (i) such Marketing Materials: (a) are furnished to the Participant by the Distributor, or (b) if prepared by the Participant, are consistent in all material respects with the Prospectus, and clearly indicate that such Marketing Materials are prepared and distributed by the Participant, and (ii) Participant and such Marketing Materials comply with applicable FINRA rules and regulations. The Participant shall file all such Marketing Materials that it prepares with FINRA to the extent required by applicable laws, rules or regulations. Marketing Materials shall not include (i) written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through Participant or in the context of asset allocations), (ii) materials prepared and used for the Participant’s internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant in the normal course of its business, and (iv) research reports; provided, however, that any such materials prepared by Participant comply with applicable FINRA rules and regulations and other applicable laws, rules and regulations. The Participant represents, warrants, and agrees that it will not make any representations concerning Shares that are inconsistent with the Fund’s then-current Prospectus in any materials not defined as Marketing Materials. The Participant acknowledges that the Sponsor, Distributor, and the Transfer Agent may disclose that the Participant is acting as an authorized participant with respect to the Fund’s Shares and has entered into this Agreement.

(b)        Certain Covenants of the Sponsor and Distributor. The Sponsor and Distributor represent and warrant that (i) the Prospectus is effective, no stop order of the SEC with respect thereto has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (ii) the Prospectus conforms in all material respects to the requirements of all applicable laws, and the rules and regulations of the SEC thereunder and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the Shares under the 1933 Act; (v) Shares will, at all times this Agreement is in effect, be approved for listing on a national exchange; and (vi) any and all Marketing Materials prepared by the Fund or Distributor and provided to the Participant in connection with the offer and sale of Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable FINRA rules and regulations, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)        Identification of Participant in Fund Materials. For as long as this Agreement is effective, the Participant agrees to be identified solely as an authorized participant of the Fund, and not as an underwriter, (i) in any section of the Prospectus included within the Registration Statement and (ii) on the Fund’s website.

4.	TITLE TO DEPOSIT ASSETS

The Participant represents and warrants on behalf of itself and any Participant Client that the Fund will acquire good and unencumbered title of Deposit Assets in connection with a Purchase Order, at the time of delivery, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims, including without limitation, any restriction upon the sale or transfer of such assets imposed by any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order (including, but not limited to, any repurchase agreement or lending or borrowing agreement).

5.	CASH COMPONENT

The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any Participant Client, it will make available and be received by the Fund on or before the contractual settlement date, by means satisfactory to the Fund, and in accordance with the provisions of the Prospectus, or as otherwise communicated to Participant from time to time, immediately available or same day funds estimated by the Fund to be sufficient to pay the cash component as determined by the Fund, together with the applicable Transaction Fees. Any excess funds will be returned following settlement of the Purchase Order. The Participant agrees to ensure that the cash component will be received by the Fund in accordance with the terms of the Prospectus, or as otherwise communicated to Participant from time to time, but in any event on or before the contractual settlement date. In the event payment of such cash component has not been made in accordance with the provisions of the Prospectus, or as otherwise communicated to Participant from time to time, or by such contractual settlement date, the Participant agrees on behalf of itself and any Participant Client in connection with a Purchase Order to pay the amount of the cash component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to any custodian, any sub-custodian or the Fund for any amounts advanced by the custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the cash component, and neither any custodian nor any sub-custodian shall be under any obligation to advance any such amounts. Computation of the cash component shall exclude any Taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Assets, which shall be the sole responsibility of the Participant and not the Sponsor, Fund, Distributor, nor the Transfer Agent. The Sponsor, Distributor, and Transfer Agent reserve the right to revoke acceptance of any Purchase Order in the event payment of the cash component has not been made by such contractual settlement date.

6.	PAYMENT OF CERTAIN FEES AND TAXES

(a)       Transaction Fees. In connection with Orders, the Participant agrees to pay the Transaction Fees, which means any variable fees, fixed transaction fees, “gas” fees, and other charges, applicable to the transaction as determined by the Fund, as described in the Prospectus. The Fund reserves the right to adjust any Transaction Fee subject to any limitations in the Prospectus.

(b)       Taxes and Fees. In connection with Orders, the Participant acknowledges and agrees that the computation of any cash amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of Shares or fund assets. The Participant shall be responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax, fee or government charge (collectively, “Taxes”) applicable to and imposed upon the purchase or redemption of any Creation Units made pursuant to this Agreement. To the extent the Fund or its agents pay any such Taxes, or they are otherwise imposed in connection with transactions effected by the Participant, the Participant agrees to promptly reimburse, indemnify, and pay such party for any such payment, together with any applicable penalties, additions to tax or interest thereon, unless such penalties, additions or interest are the result of such party’s gross negligence, fraud or willful misconduct. This paragraph shall survive the termination of this Agreement.

7.	ROLE AND OBLIGATIONS OF PARTICIPANT

(a)          No Agency. Each party acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor and will have no authority to act as agent for the Fund, Sponsor, Distributor, their designee or affiliates, Transfer Agent, nor custodians in any matter or in any respect under this Agreement.

(b)          Availability of Participant. Each party to this Agreement acknowledges that the other party may enter into similar agreements with third parties. The Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Fund, Sponsor, or Distributor concerning the performance of the Participant’s responsibilities under this Agreement.

(c)          DTC Participant. The Participant agrees, as a DTC Participant, and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus or Trust Agreement.

(d)          Records. Pursuant to its obligations under the federal securities laws, the Participant agrees to maintain all books and records of all sales of Shares made by or through it and to furnish copies of such records, and any other records required to be maintained under applicable law to the Fund, Distributor, Sponsor, and/or Transfer Agent upon any of their reasonable request.

(e)        Delivery of Fund Information. The Fund may from time to time be obligated under applicable law to deliver prospectuses, proxy materials, annual or other reports of the Fund or other similar information (“Fund Documents”) to the Fund’s Shareholders. The Participant agrees that, subject to any privacy obligations or other obligations arising under the federal or state securities laws that the Participant may have to its customers, the Participant will assist the Sponsor and Distributor in ascertaining certain information regarding sales of Shares made by or through the Participant upon their request, as may be required from time to time under applicable state or federal securities laws, rules and regulations, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver the Fund Documents that the Fund or Distributor is obligated to deliver to Shareholders, upon receiving from the Distributor sufficient quantities of the same to allow mailing thereof to such customers. The Participant will be responsible for providing the Prospectus in connection with sales of Shares in the secondary market, as required by applicable laws, rules and regulations.

(f)       Anti-Money Laundering and Anti-Corruption. The Participant represents and warrants that it has implemented, and agrees to maintain and implement on an on-going basis, written policies, procedures and internal controls that are reasonably designed to (i) comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001, and sanctions issued by the Office of Foreign Asset Control or similar authority, each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where Participant operates, including self-regulatory organizations and (ii) screen all new and existing customers against the Office of Foreign Asset Control (“OFAC”) list and any other government list that is or becomes required under the USA PATRIOT ACT.

The Participant represents and warrants that it has implemented, and agrees to maintain, implement, and comply with, on an on-going basis, written policies, procedures and internal controls that are reasonably designed to prevent it from engaging in activities, financial transactions or other illicit purposes for or on behalf of individuals or entities in line with applicable sanctions, laws and regulations intended to safeguard against corruption, bribery, and money laundering, and similar rules now or hereafter in effect. The Participant acknowledges that the Crypto Asset Custodian and the Cash Custodian may reject any Deposit Assets or other deposit property which is subject to applicable sanctions and anti-money laundering laws. The Participant represents that it will not cause the Fund to hold any crypto asset that originates from a financial crime or other violation of applicable law or that is being or has been used to facilitate the violation of any sanctions or anti-money laundering laws.

(g)       Privacy. The Participant affirms that it has policies and procedures in place reasonably designed to protect the privacy of nonpublic personal information (“NPI”) relating to Participant Clients, or Shareholders to the extent required by applicable federal privacy laws, rules and regulations, including Regulation S-P, including on (i) collection, use, safeguarding, disclosure, and disposal of NPI, (ii) restricting access to NPI only to those employees and agents who need to know, (iii) comprehensive data security, and (iv) privacy breach notification. Further, Participant affirms it will maintain such policies and procedures throughout the term of this Agreement.

8.	AUTHORIZED PERSONS OF THE PARTICIPANT

(a)       Authorized Persons. Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by Sponsor, Distributor, or Transfer Agent, the Participant shall deliver to the Sponsor, Distributor, and Transfer Agent, a certificate in the format of Attachment A to this Agreement, duly certified by the Participant’s Secretary or other duly authorized officer of Participant, setting forth the names and signatures of all persons authorized by the Participant (each an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant. Such certificate will be relied upon by the Sponsor, Distributor, and Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Sponsor, Distributor, and Transfer Agent of a superseding certificate or amended certificate or of written notice from the Participant that an individual should be added to, or removed from, the certificate. Whenever the Participant wants to add an Authorized Person, revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice of such fact to the Sponsor, Distributor, and Transfer Agent, and such written notice shall be effective upon receipt by the Sponsor, Distributor, and Transfer Agent.

(b)       PIN Number. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Sponsor, Distributor, and Transfer Agent issued by Participant through the Authorized Person shall be authenticated. The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the Sponsor, Distributor, and Transfer Agent. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and Transfer Agent. If an Authorized Person’s PIN Number is compromised, the Participant shall contact the Transfer Agent promptly in writing in order for a new one to be issued. Upon receipt of written notice as set forth in paragraph (a) of this section, the Transfer Agent agrees to promptly issue a PIN Number when the Participant adds an Authorized Person and shall promptly cancel a PIN Number when the Participant revokes a person’s authority to act for it. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Sponsor, Distributor, and Transfer Agent and such written notice shall be effective upon receipt by the Sponsor, Distributor, and Transfer Agent.

(c)       Verification. The Distributor, Sponsor, and Transfer Agent shall not have any obligation to verify instructions and Orders given using a PIN Number and shall assume that all instructions and Orders issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Distributor, Sponsor, and Transfer Agent have actual knowledge to the contrary because they received from the Participant written notice as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant. The Participant agrees that none of the Distributor, Sponsor, Transfer Agent, or the Fund shall be liable, absent gross negligence, bad faith or willful misconduct, for any Loss (as defined below) incurred by the Participant as a result of the unauthorized use of an Authorized Person’s PIN Number, unless the Sponsor, Distributor, and Transfer Agent previously received from Participant written notice to revoke such Authorized Person’s PIN Number as set forth in paragraph (a) of this section. This paragraph shall survive the termination of this Agreement.

9.	REDEMPTIONS

(a)       Business Day. The Participant understands and agrees that Redemption Orders may be submitted only on days that the Fund is open for business and that the Listing Exchange is open for trading or business (“Business Day”).

(b)       Transferability of Fund Shares. The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that, on or prior to the contractual settlement date, (i) it or a Participant Client, as the case may be, owns (within the meaning of Rule 200 of Regulation SHO) outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares to be redeemed and receive the entire proceeds of the redemption, and (ii) that such Shares have not been loaned or pledged to another entity and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Shares to the Fund in accordance with the Prospectus and on a “regular way” basis, or as otherwise required by the Fund. The Participant understands that Shares of the Fund may be redeemed only when one or more Creation Units are held in its account. In the event that the Sponsor, Distributor, or Transfer Agent reasonably believes in good faith that a Participant would not be able to deliver the requisite number of Shares to be redeemed as a Creation Unit on the settlement date, the Sponsor, Distributor, or Transfer Agent may, without liability, reject the Participant’s Redemption Order. In the event that the Participant receives Fund assets the value of which exceeds the net asset value of the Fund at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant’s customer to pay, on such day, to the Fund an amount in cash equal to the difference or return such assets to the Fund, unless the Fund and Participant otherwise agree.

10.	BENEFICIAL OWNERSHIP

(a)       The Participant, on behalf of itself and Participant Clients, represents and warrants that either (i) it does not, and will not in the future as the result of one or more Purchase Orders cause the Fund to have a basis in the portfolio assets deposited with the Fund different from the market value of such portfolio assets on the date of such deposit, pursuant to the Internal Revenue Code of 1986, as amended (“IRC”), including section 721 of IRC or (ii) it is carrying some or all of the Deposit Assets as a dealer and as inventory in connection with its market making activities.

(b)       The Sponsor, Distributor, and Transfer Agent each have the right to require, as a condition to the acceptance of a deposit of Deposit Assets, information from the Participant regarding ownership of the Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of the Fund’s currently outstanding Shares by a Beneficial Owner.

(c)       Such representations and warranties shall be deemed repeated with respect to each order for one or more Creation Units of Shares of any Fund. If more than one Beneficial Owner is combined in an order to create Shares, this representation is made by taking into account all such Beneficial Owners’ ownership of Shares as a group. The Participant understands and agrees that the order form relating to any order for one or more Creation Units of Shares of any Fund shall state substantially the same foregoing representations and warranties.

11.	INDEMNIFICATION

This Section shall survive the termination of this Agreement.

(a)       Indemnification by the Participant. Subject to the conditions in Section 11(c), the Participant hereby agrees to indemnify and hold harmless the Sponsor, Distributor, Fund, Transfer Agent, their respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any loss, liability, cost, or expense (including reasonable attorneys’ fees) (“Loss”) incurred by such Participant Indemnified Party as a result of (i) any negligent act or omission of Participant or its agents relating to an Order; (ii) any material breach by the Participant of any provision of this Agreement that relates to the Participant; (iii) any material representation provided by the Participant herein that is false or misleading or omits material information necessary to make the statement contained therein complete; (iv) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (v) any material failure by the Participant to comply with applicable laws, rules, and regulations, including rules and regulations of self-regulatory organizations in relation to its role as Participant under this Agreement; (vi) actions of a Participant Indemnified Party taken in reasonable reliance upon any instructions reasonably believed by the Fund, Sponsor, Distributor and/or Transfer Agent to be genuine and to have been given by the Participant; or (vii) the Participant’s failure to complete an Order that has been accepted.

(b)       Indemnification by the Sponsor or Distributor. Subject to the conditions in Section 11(c), the Sponsor or Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Sponsor Indemnified Party,” together with Participant Indemnified Party, “Indemnified Party”) from and against any Loss incurred by such Sponsor Indemnified Party as a result of: (i) any grossly negligent act or omission of Sponsor or Distributor relating to an Order; (ii) any material representations provided by the Sponsor or Distributor herein that is false or misleading or omits material information necessary to make the statement contained therein complete; (iii) any material breach by the Sponsor or Distributor of any provision of this Agreement that relates to the Sponsor or Distributor, respectively; (iv) any material failure on the part of the Sponsor or Distributor to perform any of its respective obligations set forth in this Agreement; or (v) any material failure by the Sponsor or Distributor to comply with applicable laws, rules and regulations, including rules and regulations of self-regulatory organizations, in relation to its respective role. Neither Sponsor nor Distributor will indemnify Sponsor Indemnified Party for (1) any violations of the federal securities laws or other applicable rules, regulations, and laws committed by the Sponsor Indemnified Party or (2) actions arising out of Sponsor Indemnified Party’s fraud, bad faith, gross negligence, or reckless or willful misconduct.

(c)       Defense & Settlement. The applicable indemnifying party shall be entitled, at its option, to exercise sole control and authority over the defense and settlement of such action. Where the Transfer Agent is the Indemnified Party and is seeking indemnification from multiple counterparties for claims based on common facts or otherwise related to the indemnified claim, in which case the Transfer Agent will have the right to control and direct the defense and settlement of such claims at the expense of (i) the indemnifying party or (ii) all of the counterparties from which the indemnification is sought, including the indemnifying party hereunder, pro rata, as appropriate. The indemnifying party is not authorized to accept any settlement that does not provide the applicable Indemnified Party with a complete release or that imposes liability not covered by these indemnifications or places restrictions on the indemnified party or causes reputational harm to the indemnified party, in each case, without the prior written consent of the Indemnified Party. Any Indemnified Party shall promptly notify the indemnifying party in writing of the claim after the summons or other first written notification giving information regarding the nature of the claim having been served upon the Indemnified Party (or after the Indemnified Party has received notice of service on a designated agent). Failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability and shall only release it from such liability under this Section to the extent that it has been materially prejudiced by such failure to receive notice.

12.	LIMITATION OF LIABILITY

This Section shall survive the termination of this Agreement.

(a)       Consequential Damages. In no event shall any party be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party be liable for the acts or omissions of DTC, or any successor, or any other depository or clearing corporation.

(b)       Force Majeure. No party shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wind; explosions; wars; civil or military disturbances; terrorism; sabotage; pandemics; epidemics; public health emergencies or outbreaks (including but not limited to COVID-19), or any corporate or governmental order or requirement relating thereto; riots; interruptions; loss, disruption, or malfunction of utilities, disruption or loss of service relating to computer (hardware or software), internet, or other communications service; the failure of an applicable Crypto Asset Network (including peer-to-peer network and relevant blockchain ledger), crypto asset hardware, software, internet, or communication service; market volatility or disruptions in order trading on any exchange, market or trading venues to which the crypto asset execution platform (the “Trading Platform”) has established connections (each such venue, a “Connected Trading Venue”); suspension of trading in respect of the Trading Platform or any Connected Trading Venue; strikes or other labor disputes; acts of civil or military authority or governmental actions.

(c)       Reliance on Instructions. The Sponsor, Distributor, and Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine, and in no event shall the Transfer Agent, Distributor, or Sponsor be liable for any losses incurred as a result of unauthorized use of any PIN.

(d)        Good Faith. In the absence of bad faith, gross negligence, fraud or willful misconduct on its part, Sponsor, Distributor, and Transfer Agent, whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. None of the Sponsor, Distributor, or Transfer Agent shall be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

(e)       No Implied Covenants or Obligations. The parties undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the parties.

(f)       Financial Liability of Transfer Agent. The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(g)       Mistakes. None of the Sponsor, Distributor, or Transfer Agent shall be liable for any damages arising out of mistakes or errors in data provided by another party, or out of interruptions or delays of electronic means of communications with a party, subject to the successful telecommunications confirmation of Section 1(f).

13.	RECEIPT OF DOCUMENTS BY PARTICIPANT

The Participant acknowledges receipt of the Trust Agreement and Prospectus and represents that it has had an opportunity to review and ask questions with respect to such documents.

14.	CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS

The Participant consents to the delivery of the Prospectus electronically at the e-mail address under Participant’s signature, in lieu of delivering the Prospectus in paper form, by the Sponsor or Distributor. The Participant understands that the current Prospectus and most recent shareholder report for each Fund are available on the Fund’s website. The Distributor will notify the Participant when a revised, supplemented or amended Prospectus for any Fund is available and, upon request, make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to its customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectus available to the Participant upon Participant’s reasonable request.

The Participant agrees to promptly notify the Distributor in writing if any relevant e-mail addresses change. The Participant understands that it must have Internet access to electronically access the Prospectus. The Participant may revoke the consent to electronic delivery of the Prospectus at any time by providing written notice to the Sponsor.

15.	NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or electronic mail or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Fund, Sponsor, or Distributor shall be at the e-mail address or telephone numbers indicated below the signature of the Sponsor and Distributor. All notices to the Participant or Transfer Agent shall be directed to the e-mail address or telephone number indicated below the signature line of such party.

16.	EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a)       Effectiveness and Termination. This Agreement shall become effective on the date set forth above. This Agreement may be terminated (1) at any time by any party upon sixty (60) calendar days’ prior written notice to the other parties; (2) as contemplated herein; and (3) may be terminated earlier by the Participant or the Sponsor at any time in the event of a material breach by another party of any provision of this Agreement. This Agreement may be terminated immediately by a party at such time as the Fund, the Sponsor, or the Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up. Notwithstanding the foregoing, Sections 6(b) (Payment of Certain Fees), 8(c) (Authorized Persons), 11 (Indemnification), 12 (Limitation of Liability), and 17 (Governing Law) shall survive the termination of this Agreement.

(b)       Assignment. No party may assign its rights or obligations under this Agreement (in whole or in part), other than to a U.S. affiliate, without the prior written consent of the other parties, which shall not be unreasonably withheld subject to applicable laws, rules and regulations. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(c)       Amendment. This Agreement may not be amended, modified or supplemented except by a writing signed by all the parties hereto or as provided in this paragraph. If an amendment to the Agreement is required in order to conform the Agreement to applicable law, then the Sponsor or Distributor shall provide the Participant and the Transfer Agent with prompt notice of such amendment, and the next Creation Unit created by the Participant shall be deemed to constitute the Participant’s acceptance of such amendment. In accordance with Section 2(a), Attachment B and any exhibit thereto may be amended, modified or supplemented by the Sponsor or Distributor, without consent of the Participant from time to time.

17.	GOVERNING LAW

This Section shall survive the termination of this Agreement.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any New York State or United States Federal court sitting in New York, New York having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement.

18.	COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. This Agreement shall be deemed executed by all parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original facsimile or scanned signatures of each of the parties.

19.	SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

20.	FUND AS BENEFICIARY

The Participant, Sponsor, Distributor, and the Transfer Agent acknowledge and agree that the Fund shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement. Participant further understands that the Fund is entitled, and intends, to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Fund.

21.	HEADINGS

Headings and sub-headings are included solely for convenient reference and shall not affect the meaning, construction, operation, or effect of the terms of this Agreement.

22.	ENTIRE AGREEMENT

This Agreement, which includes the attachments, supersedes any prior agreement between the parties with respect to the subject matter contained herein and constitutes the entire agreement between the parties regarding the matters contained herein.

[Signature page follows]

The duly authorized representatives of the below parties have executed this Agreement, the effective date of which shall be the date stated herein.

T. Rowe Price Sponsor LLC, as Sponsor By:_________________________________ Name: Title: Date:	T. Rowe Price Investment Services, Inc., as Distributor By:_________________________________ Name: Title: Date:

Attn: ETF Capital Markets

1307 Point Street

Baltimore, Maryland 21231

1-800-638-5660

E-mail: etfcm@troweprice.com

[ , as Participant] DTC/NSCC Clearing Participant Code: [ ] By:_________________________________ Name: Title: Date:	By:_________________________________ Name: Title: Date:

Address:

Telephone:

E-mail:

ACCEPTED BY: State Street Bank and Trust Company, as Transfer Agent

By:_________________________________

Name:

Title:

Date:

1776 Heritage Dr.

Quincy, MA 02171

[telephone]

[email address]

ATTACHMENT A

AUTHORIZED PERSONS

The following individuals are Authorized Persons pursuant to the Agreement between T. Rowe Price Investment Services, Inc., State Street Bank and Trust Company, and [Participant Name, NSCC/DTC #s:_________].

Name	Title	Signature	Telephone number; Email Address; User location (country)	Permissions *

*Permission: RO means Read-Only (allows users to see account information and run reports, but not place trades); ET means Execute Trades (allows user to place trades directly on to Fund Connect)

The undersigned,_________________________________, does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this institution in its capacity as a Participant pursuant to the Agreement and that their signatures set forth above are their own true and genuine signatures.

Certified By (Signature): ___________________________

Print Name: ____________________________________

Title: _________________________________________

Date: _________________________________________

ATTACHMENT B

AP HANDBOOK